EXHIBIT 99.1

      Choctaw Resort Development Enterprise Announces Pricing of
                             Tender Offer

    CHOCTAW, Miss.--(BUSINESS WIRE)--Oct. 28, 2004--Choctaw Resort Development Enterprise (the "Enterprise"), a business enterprise of The Mississippi Band of Choctaw Indians, a federally recognized Indian Tribe (the "Tribe") today announced the pricing terms of its previously announced cash tender offer (the "Offer") and consent solicitation (the "Solicitation") for its 9-1/4% Senior Notes due 2009 (CUSIP No. 17037NAB6) (the "Notes").
    The reference U.S. Treasury for the Notes is the 1-5/8% U.S. Treasury Note due March 31, 2005, and the reference U.S. Treasury yield and the tender offer yield are 2.072% and 2.572%, respectively. The total consideration per $1,000 principal amount of Notes validly tendered in the Offer prior to the October 22, 2004 consent payment deadline is $1,072.67, of which $30.00 is a consent payment. Holders tendering their Notes after the consent payment deadline but on or prior to the expiration date will receive the tender offer consideration of $1,042.67 per $1,000 principal amount of Notes validly tendered.
    In addition, holders whose Notes are validly tendered and accepted for purchase will receive accrued and unpaid interest from the last interest payment date to but not including the applicable settlement date. Holders who validly tendered their Notes by the consent payment deadline will receive payment on the initial settlement date, which is expected to be on or about November 4, 2004.
    The Offer is scheduled to expire at 12:00 midnight, Eastern time, on November 10, 2004, unless extended or earlier terminated. The Offer is subject to the satisfaction of certain conditions, including but not limited to the condition that all necessary approvals have been obtained from the Tribe and the Enterprise and the condition that appropriate financing is obtained.
    The terms of the Offer and the Solicitation are described in the Enterprise's Offer to Purchase and Consent Solicitation Statement dated October 8, 2004, copies of which may be obtained from Global Bondholder Services Corporation, the information agent for the Offer, at 866-294-2200 (US toll-free) and 212-430-3774 (collect).
    The Enterprise has engaged Banc of America Securities LLC to act as the exclusive dealer manager and solicitation agent in connection with the Offer and the Solicitation. Questions regarding the Offer and the Solicitation may be directed to Banc of America Securities LLC, High Yield Special Products, at 888-292-0070 (U.S. toll-free) and 704-388-9217 (collect).
    This announcement is for information purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The Offer is being made solely by the Offer to Purchase and Consent Solicitation Statement dated October 8, 2004.

    Company Information

    The Mississippi Band of Choctaw Indians established the Choctaw Resort Development Enterprise to operate the Silver Star Hotel and Casino and to develop and operate the Golden Moon Hotel and Casino. The Enterprise markets the Silver Star and the Golden Moon, together with related amenities, as the Pearl River Resort. The Pearl River Resort is located on the Tribe's 35,000 acre reservation situated primarily in east central Mississippi.

    Forward-Looking Statements

    Certain information included in this release and other materials filed or to be filed by the Enterprise with the Securities and Exchange Commission contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934. Such statements include information relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Enterprise. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service, domestic or global economic conditions, pending litigation, changes in federal tax laws or the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions).

    CONTACT: Choctaw Resort Development Enterprise
             Creda Stewart, 601-650-1537
             Fax: 601-650-3684
             Email: cstewart@choctaw.org
             or
             The Lee Strategy Group, Inc.
             James Lee, 310-229-5771 (Investor Relations)
             Fax (310) 229-5772
             Email: jlee@leestrategy.com